Exhibit 99.1
420 Lexington Avenue New York, NY 10170 800.468.7526

FOR IMMEDIATE RELEASE
CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2014 RESULTS
- Achieves Same Property NOI Growth of 3.8% -
- Increases FFO per Share by 10.0% -

NEW YORK, MAY 7, 2014 - Brixmor Property Group Inc. (NYSE: BRX) announced today its results of operations for the first quarter ended March 31, 2014.

First Quarter 2014 Operating Highlights - IPO Portfolio

	Three Months Ended
	3/31/2014	3/31/2013	Change
Percent leased	92.3%	91.2%	+110 basis points
Percent leased: anchors (≥ 10K SF)	96.7%	96.1%	+60 basis points
Percent leased: small shop (< 10K SF)	81.9%	80.0%	+190 basis points
New lease average annualized base rent (“ABR”) / SF	$15.18	$12.10	+25.5%
Total rent spread (cash)	11.3%	7.6%	+370 basis points

“We kicked-off 2014 by delivering another strong quarter of same property NOI growth and increasing our ABR per square foot at an accelerated rate,” stated Michael Carroll, Chief Executive Officer. “In addition, we executed new leases at over $15.00 per square foot for the second quarter in a row, highlighting the vast mark-to-market opportunity based on our portfolio average ABR of $12.01 per square foot. We continue to focus on lease-up and investment in our portfolio to drive rents, as well as to proactively upgrade our merchandise mix and tenant quality as we leverage the supply constrained environment. As the substantial volume of anchor leases executed over the past few years continues to open and drive traffic, we see further opportunity to ramp up our small shop leasing.”

Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (equivalent to $0.80 per annum) for the second quarter of 2014. The dividend is payable on July 15, 2014 to stockholders of record on July 3, 2014, representing an ex-dividend date of July 1, 2014.

Financial Highlights
For the first quarter of 2014, Brixmor reported funds from operations (“FFO”) on a pro forma basis of $132.7 million, or $0.44 per diluted share, up 10.0% on a diluted per share basis from $120.7 million, or $0.40 per diluted share, on a pro forma basis in the first quarter of 2013. FFO includes approximately $2.3 million, or ($0.01) per diluted share,

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420 Lexington Avenue New York, NY 10170 800.468.7526

of costs related to the early prepayment of debt. Net income attributable to common stockholders for the three month period ended March 31, 2014 was $15.4 million on a pro forma basis, or $0.07 per diluted share, compared with a loss of ($1.7) million, or ($0.01) per diluted share, on a pro forma basis in the first quarter of 2013. See “IPO Portfolio” below for more information on pro forma results of operations.

For the first quarter of 2014, Brixmor reported net income attributable to common stockholders (actual results) of $15.4 million, or $0.07 per diluted share.

Same Property NOI for the first quarter increased 3.8% from the comparable 2013 period primarily due to growth in rental income driven by a 100 basis point year-over-year increase in billed occupancy and improved leasing spreads. In addition, ABR per square foot for the portfolio increased at the fastest rate on record to $12.01 at March 31, 2014 from $11.93 at December 31, 2013 and from $11.79 in the year ago period.

Capital Structure
On March 18, 2014, the Company closed on a new five-year $600 million unsecured term loan facility, which bears interest at a rate per annum equal to, at the Company’s option, the base rate or LIBOR, plus an applicable margin based on the Company’s total leverage ratio. The initial interest rate is a rate per annum equal to LIBOR plus 1.45% based on the Company's December 31, 2013 total leverage ratio of 45.6%. The term loan facility has an accordion feature allowing the Company to borrow up to an additional $250 million, for a total commitment of up to $850 million. The Company has the ability to prepay the term loan under the facility without premium or penalty any time prior to maturity. Net proceeds from the term loan facility were used to pay-down $597 million of outstanding balances under the Company’s $1.25 billion revolving credit facility, which had been utilized to repay a similar level of secured borrowings as part of the Company’s ongoing program to reduce secured debt and increase financial flexibility. At March 31, 2014, the Company had increased its unencumbered asset pool to 48.5% of its properties from 39.5% at December 31, 2013.

Michael Carroll, Chief Executive Officer, added, “The completion of the new $600 million unsecured term loan facility this quarter at attractive pricing and with strong support from the institutional lending community is an important step as we continue to evolve our balance sheet towards investment grade.”

Guidance
The Company’s previously provided expectations for 2014 earnings and portfolio metrics are on page 50 of its Supplemental Disclosure and the Company is affirming such guidance. See “Conference Call and Supplemental Information” below for more information on the Company’s Supplemental Disclosure.

IPO Portfolio
In connection with the Company’s initial public offering (the “IPO”), the Company acquired interests in 43 properties (the “Acquired Properties”) from certain investment funds affiliated with The Blackstone Group L.P. (“Blackstone”). Also in connection with the IPO, the Company issued to certain funds affiliated with Blackstone and Centerbridge Partners L.P. (the "pre-IPO owners") an interest in its Operating Partnership allocating to these pre-IPO owners all of the economic consequences of ownership of 47 excluded properties (the “Excluded Properties”).

420 Lexington Avenue New York, NY 10170 800.468.7526

The Company’s IPO Portfolio includes all properties owned as of the completion of the IPO, including the Acquired Properties and excluding the Excluded Properties, and will constitute the go forward properties owned by the Company. The IPO Portfolio performance is captured in the pro forma results. These results reflect the impact of the transactions associated with the IPO, including (i) the contribution of the Acquired Properties, (ii) the distribution of the Excluded Properties, (iii) the acquisition of the interest not already held in Arapahoe Crossings L.P., (iv) borrowings under the unsecured credit facility, including the use thereof, and (v) the net proceeds from the IPO, including the use thereof. The pro forma adjustments associated with these transactions assume that each transaction was completed as of December 31, 2013 for the purpose of the unaudited pro forma consolidated balance sheet and as of January 1, 2014 and January 1, 2013, respectively, for the purpose of the unaudited pro forma consolidated statements of operations. A reconciliation of pro forma results of operations is presented in the attached table.

Conference Call and Supplemental Information
The Company will host a teleconference on Thursday, May 8, 2014 at 1:00 PM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 6815852).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 22, 2014 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10042116) or via the web through May 8, 2015 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

Non-GAAP Disclosures
FFO
FFO is calculated as the sum of net income (loss) in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis, and (vi) after adjustments attributable to non-controlling interests not convertible into common stock. A reconciliation of net income (loss) to FFO is presented in the attached table.

FFO is a supplemental, non-GAAP measure utilized to evaluate the operating performance of real estate companies. It is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of financial performance and is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of FFO may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. Investors are cautioned that items excluded from FFO are significant components in understanding and addressing financial performance.

420 Lexington Avenue New York, NY 10170 800.468.7526

Same Property NOI
Same property net operating income (“same property NOI”) is calculated (using properties owned as of the end of both reporting periods and for the entirety of both periods excluding properties classified as discontinued operations), as rental income (minimum rent, percentage rents, tenant recoveries and other property income) less rental operating expenses (property operating expenses, real estate taxes and bad debt expense) of the properties owned by Brixmor. Same property NOI excludes corporate level income (including transaction and other fees), lease termination income, straight-line rent and amortization of above-/below-market leases of the same property pool from the prior year reporting period to the current year reporting period.

Same property NOI is a supplemental, non-GAAP financial measure utilized to evaluate the operating performance of real estate companies and is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations. It includes only the net operating income of properties owned for the full period presented, which eliminates disparities in net income due to the acquisition or disposition of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs.

About Brixmor Property Group
Brixmor owns and operates the nation's largest wholly owned portfolio of grocery-anchored community and neighborhood shopping centers, with 522 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through its extensive leasing capabilities and anchor space repositioning / redevelopment platform. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company. For additional information, please visit www.brixmor.com.

Safe Harbor Language
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 12, 2014, as such factors may be updated from time

420 Lexington Avenue New York, NY 10170 800.468.7526

to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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420 Lexington Avenue New York, NY 10170 800.468.7526

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands, except share information)

	Actual Results		Pro Forma
	3/31/14	12/31/13	12/31/13
Assets
Real estate
Land	$1,998,902	$2,055,802	$1,989,160
Buildings and improvements	8,674,870	8,781,926	8,654,899
	10,673,772	10,837,728	10,644,059
Accumulated depreciation and amortization	(1,260,355)	(1,190,170)	(1,160,478)
Real estate, net	9,413,417	9,647,558	9,483,581
Investments in and advances to unconsolidated joint ventures	5,087	9,205	5,171
Cash and cash equivalents	55,696	113,915	95,332
Restricted cash	65,417	75,457	74,847
Marketable securities	25,414	22,104	22,104
Receivables, net	167,780	178,505	175,584
Deferred charges and prepaid expenses, net	104,393	105,522	103,237
Other assets	13,605	19,650	14,043
Total assets	$9,850,809	$10,171,916	$9,973,899

Liabilities
Debt obligations, net	$5,975,891	$5,981,289	$5,965,307
Financing liabilities, net	121,470	175,111	175,111
Accounts payable, accrued expenses and other liabilities	660,826	709,529	701,495
Total liabilities	6,758,187	6,865,929	6,841,913

Redeemable non-controlling interests	21,467	21,467	21,467
Commitments and contingencies	—	—	—

Equity
Common stock, $0.01 par value, authorized 3,000,000,000 shares, 229,689,960 shares outstanding	2,297	2,297	2,297
Additional paid in capital	2,551,947	2,543,690	2,543,690
Accumulated other comprehensive loss	(6,608)	(6,812)	(6,812)
Distributions and accumulated losses	(227,323)	(196,707)	(196,707)
Total stockholders’ equity	2,320,313	2,342,468	2,342,468
Non-controlling interests	750,842	942,052	768,051
Total equity	3,071,155	3,284,520	3,110,519
Total liabilities and equity	$9,850,809	$10,171,916	$9,973,899

420 Lexington Avenue New York, NY 10170 800.468.7526

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, dollars in thousands, except per share amounts)

	Pro Forma		Actual Results
	Three Months Ended		Three Months Ended
	3/31/14	3/31/13	3/31/14	3/31/13
Revenues
Rental income	$237,260	$231,329	$237,260	$214,558
Expense reimbursements	68,623	63,674	68,623	59,603
Other revenues	1,813	2,404	1,813	3,157
Total revenues	307,696	297,407	307,696	277,318

Operating expenses
Operating costs	34,888	32,204	34,888	29,846
Real estate taxes	44,446	44,064	44,446	41,700
Depreciation and amortization	113,268	123,371	113,268	111,777
Provision for doubtful accounts	2,877	2,478	2,877	2,324
General and administrative	19,658	23,395	19,658	23,068
Total operating expenses	215,137	225,512	215,137	208,715

Other income (expense)
Dividends and interest	108	183	108	181
Interest expense	(67,966)	(72,960)	(67,966)	(91,871)
Gain (loss) on sale of real estate assets	378	(161)	378	—
Gain (loss) on extinguishment of debt, net	(2,276)	—	(2,276)	2,150
Other	(2,161)	(960)	(2,161)	(960)
Total other income (expense)	(71,917)	(73,898)	(71,917)	(90,500)

Income (loss) before equity in income of unconsolidated joint ventures	20,642	(2,003)	20,642	(21,897)
Equity in income of unconsolidated joint ventures	78	57	65	247
Gain on disposal of investments in unconsolidated joint ventures	—	—	1,820	—
Income (loss) from continuing operations	20,720	(1,946)	22,527	(21,650)

Discontinued operations
Income (loss) from discontinued operations	—	—	4,787	(763)
Gain on disposition of operating properties	—	—	14,426	—
Impairment on real estate held for sale	—	—	—	(3,033)
Income (loss) from discontinued operations	—	—	19,213	(3,796)
Net income (loss)	20,720	(1,946)	41,740	(25,446)
Non-controlling interests
Net (income) loss attributable to non-controlling interests	(5,320)	228	(26,339)	5,947
Net income (loss) attributable to common stockholders	$15,400	$(1,718)	$15,401	$(19,499)

Per common share:
Income (loss) from continuing operations:
Basic	$0.07	$(0.01)	$0.07	$(0.09)
Diluted	$0.07	$(0.01)	$0.07	$(0.09)
Net income (loss) attributable to common stockholders:
Basic	$0.07	$(0.01)	$0.07	$(0.11)
Diluted	$0.07	$(0.01)	$0.07	$(0.11)
Weighted average number of vested common shares:
Basic	228,113	228,113	228,113	180,675
Diluted	229,365	228,113	229,365	180,675

420 Lexington Avenue New York, NY 10170 800.468.7526

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS
(Unaudited, dollars in thousands, except per share amounts)

	Pro Forma		Actual Results
	Three Months Ended 3/31/14	Three Months Ended 3/31/13	Three Months Ended 3/31/14	Three Months Ended 3/31/13

Net income (loss)	$20,720	$(1,946)	$41,740	$(25,446)
Gain on disposition of operating properties	(378)	—	(14,804)	—
Gain on disposition of unconsolidated joint ventures	—	—	(1,820)	—
Depreciation and amortization- real estate related- continuing operations	112,585	122,862	112,585	111,268
Depreciation and amortization- real estate related- discontinued operations	—	—	431	3,849
Depreciation and amortization- real estate related- unconsolidated joint ventures	73	80	102	80
Impairment of operating properties	—	—	—	3,033
Adjustments attributable to non-controlling interests not convertible into common stock	(322)	(329)	(5,556)	(329)
FFO	$132,678	$120,667	$132,678	$92,455

FFO per share/OP Unit - diluted	$0.44	$0.40	$0.44	$0.38
Weighted average shares/OP Units outstanding - basic and diluted (1)	304,231	304,231	304,231	240,905

Items that impact FFO comparability
Gain (loss) on extinguishment of debt, net	$(2,276)	$—	$3,798	$2,150
Gain (loss) on extinguishment of debt per share	$(0.01)	$—	$0.01	$0.01

Dividends declared per share/OP Unit	$0.20		$0.20
Shares/OP Unit dividends declared	$60,846		$60,846
Share/OP Unit dividend payout ratio (as % of FFO)	45.9%		45.9%
(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of certain BPG Sub shares and OP Units to common stock of the Company and the vesting of certain restricted stock awards.

420 Lexington Avenue New York, NY 10170 800.468.7526

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BALANCE SHEET TO PRO FORMA BALANCE SHEET
(Unaudited, dollars in thousands, except share information)

	Actual Results 12/31/13	Adjustments (1)	Pro Forma 12/31/13
Assets
Real estate
Land	$2,055,802	$(66,642)	$1,989,160
Buildings and improvements	8,781,926	(127,027)	8,654,899
	10,837,728	(193,669)	10,644,059
Accumulated depreciation and amortization	(1,190,170)	29,692	(1,160,478)
Real estate, net	9,647,558	(163,977)	9,483,581
Investments in and advances to unconsolidated joint ventures	9,205	(4,034)	5,171
Cash and cash equivalents	113,915	(18,583)	95,332
Restricted cash	75,457	(610)	74,847
Marketable securities	22,104	—	22,104
Receivables, net	178,505	(2,921)	175,584
Deferred charges and prepaid expenses, net	105,522	(2,285)	103,237
Other assets	19,650	(5,607)	14,043
Total assets	$10,171,916	$(198,017)	$9,973,899

Liabilities
Debt obligations, net	$5,981,289	$(15,982)	$5,965,307
Financing liabilities, net	175,111	—	175,111
Accounts payable, accrued expenses and other liabilities	709,529	(8,034)	701,495
Total liabilities	6,865,929	(24,016)	6,841,913

Redeemable non-controlling interests	21,467	—	21,467
Commitments and contingencies	—	—	—

Equity
Common stock, $0.01 par value, authorized 3,000,000,000 shares, 229,689,960 shares outstanding	2,297	—	2,297
Additional paid in capital	2,543,690	—	2,543,690
Accumulated other comprehensive loss	(6,812)	—	(6,812)
Distributions and accumulated losses	(196,707)	—	(196,707)
Total stockholders’ equity	2,342,468	—	2,342,468
Non-controlling interests	942,052	(174,001)	768,051
Total equity	3,284,520	(174,001)	3,110,519
Total liabilities and equity	$10,171,916	$(198,017)	$9,973,899
(1) Reflects the impact of distributing the Excluded Properties as if the distribution was completed on December 31, 2013.

420 Lexington Avenue New York, NY 10170 800.468.7526

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP STATEMENTS OF OPERATIONS TO PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited, dollars in thousands, except per share amounts)

	Three Months Ended 3/31/14			Three Months Ended 3/31/13
	Actual Results	Adjustments (1)	Pro Forma	Actual Results	Adjustments (1)	Pro Forma
Revenues
Rental income	$237,260	$—	$237,260	$214,558	$16,771	$231,329
Expense reimbursements	68,623	—	68,623	59,603	4,071	63,674
Other revenues	1,813	—	1,813	3,157	(753)	2,404
Total revenues	307,696	—	307,696	277,318	20,089	297,407

Operating expenses
Operating costs	34,888	—	34,888	29,846	2,358	32,204
Real estate taxes	44,446	—	44,446	41,700	2,364	44,064
Depreciation and amortization	113,268	—	113,268	111,777	11,594	123,371
Provision for doubtful accounts	2,877	—	2,877	2,324	154	2,478
Impairment of real estate assets	—	—	—	—	—	—
General and administrative	19,658	—	19,658	23,068	327	23,395
Total operating expenses	215,137	—	215,137	208,715	16,797	225,512

Other income (expense)
Dividends and interest	108	—	108	181	2	183
Interest expense	(67,966)	—	(67,966)	(91,871)	18,911	(72,960)
Gain (loss) on sale of real estate assets	378	—	378	—	(161)	(161)
Gain (loss) on extinguishment of debt, net	(2,276)	—	(2,276)	2,150	(2,150)	—
Other	(2,161)	—	(2,161)	(960)	—	(960)
Total other income (expense)	(71,917)	—	(71,917)	(90,500)	16,602	(73,898)

Income (loss) before equity in income of unconsolidated joint ventures	20,642	—	20,642	(21,897)	19,894	(2,003)
Equity in income of unconsolidated joint ventures	65	13	78	247	(190)	57
Gain on disposal of investments in unconsolidated joint ventures	1,820	(1,820)	—	—	—	—
Income (loss) from continuing operations	22,527	(1,807)	20,720	(21,650)	19,704	(1,946)

Discontinued operations
Income (loss) from discontinued operations	4,787	(4,787)	—	(763)	763	—
Gain on disposition of operating properties	14,426	(14,426)	—	—	—	—
Impairment on real estate held for sale	—	—	—	(3,033)	3,033	—
Income (loss) from discontinued operations	19,213	(19,213)	—	(3,796)	3,796	—
Net income (loss)	41,740	(21,020)	20,720	(25,446)	23,500	(1,946)
Non-controlling interests
Net (income) loss attributable to non-controlling interests	(26,339)	21,019	(5,320)	5,947	(5,719)	228
Net income (loss) attributable to common stockholders	$15,401	$(1)	$15,400	$(19,499)	$17,781	$(1,718)

Per common share:
Income (loss) from continuing operations:
Basic	$0.07	$—	$0.07	$(0.09)	$0.08	$(0.01)
Diluted	$0.07	$—	$0.07	$(0.09)	$0.08	$(0.01)
Net income (loss) attributable to common stockholders:
Basic	$0.07	$—	$0.07	$(0.11)	$0.1	$(0.01)
Diluted	$0.07	$—	$0.07	$(0.11)	$0.1	$(0.01)
Weighted average number of vested common shares:
Basic	228,113	—	228,113	180,675	47,438	228,113
Diluted	229,365	—	229,365	180,675	47,438	228,113
(1) Reflects the impact of the following transactions associated with the IPO including (i) the contribution of the Acquired Properties (ii) the distribution of the Excluded Properties (iii) the acquisition of the interest not already held in Arapahoe Crossings L.P. (iv) borrowings under the unsecured credit facility, including the use thereof and (v) the net proceeds from the IPO, including the use thereof. The pro forma adjustments associated with these transactions assume that each transaction was completed as of January 1, 2013.

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